UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Stewardship Financial Corporation
(Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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STEWARDSHIP FINANCIAL CORPORATION
630 Godwin Avenue
Midland Park, New Jersey  07432-1405

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MONDAY, MAY 16, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of Stewardship Financial Corporation (the “Corporation”) will be held at the Christian Health Care Center, Wyckoff, New Jersey (use the Mountain Avenue entrance), on May 16, 2011, at 7:00 P.M. for the following purposes:

1.	to elect the four (4) directors named in the attached Proxy Statement for three year terms;

2.	to consider and approve a non-binding advisory proposal on the compensation of the Corporation’s executive officers described in the attached Proxy Statement;

3.	to ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

4.	to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 21, 2011 are entitled to notice of, and to vote at, the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, it is requested that the enclosed proxy card be completed, executed and returned to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, in the postage paid envelope provided.

By Order of the Board of Directors

Robert J. Turner
Secretary
Midland Park, New Jersey
April 4, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 16, 2011.

Our Proxy Statement and Annual Report on Form 10-K are also available online at http://www.asbnow.com/site/shareholder_info.html

STEWARDSHIP FINANCIAL CORPORATION
630 Godwin Avenue
Midland Park, New Jersey  07432-1405

______________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2011
______________________________

GENERAL

This Proxy Statement is being furnished to shareholders of Stewardship Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at the Annual Meeting of Shareholders and at any adjournment of the meeting.  You are cordially invited to attend the Annual Meeting that will be held at the Christian Health Care Center, Wyckoff, New Jersey (use the Mountain Avenue entrance), on Monday, May 16, 2011 at 7:00 P.M.  The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the Corporation’s consolidated financial statements for the period then ended (the “Annual Report”), and a proxy card accompany this Proxy Statement.  This Proxy Statement is first being mailed to shareholders on or about April 4, 2011.

VOTING AND PROXY PROCEDURES

Who Can Vote At The Annual Meeting?

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, no par value (the “Common Stock”), as of the close of business on March 21, 2011 (the “Record Date”).  If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder (or its designee) of your shares.  As of the Record Date, a total of 5,850,473 shares of Common Stock were outstanding.  Each share of Common Stock has one vote on each matter presented.

Who Is The Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder in which case you hold your shares in “street name.”

If your shares of Common Stock are registered directly in your name, the Corporation is sending these proxy materials directly to you.  If the record holder of your shares of Common Stock is a broker, bank or other nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Regardless of the number of shares of Common Stock you own, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.  If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 21, 2011.

How Can I Revoke My Proxy Or Change My Vote?

A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.  In addition, a proxy submitted prior to the Annual Meeting may be revoked by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in itself revoke your proxy.

What is a Quorum And How Many Votes Are Required To Approve the Proposals?

A quorum is required to transact business at the Annual Meeting.  Under New Jersey law, the presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  For purposes of determining the presence of a quorum, abstentions and broker “non-votes” are counted as present.  A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary authority to vote that proposal and has not received instructions from the beneficial owner of the securities on how to vote those securities.  In the event that a quorum is not present, or there are not sufficient votes to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

There is no cumulative voting in the election of directors.  Directors are elected by a plurality of votes cast.  A proposal for the election of directors is considered a non-routine matter and your broker, bank or other nominee has no discretion to vote your shares in this matter.  Broker non-votes will have no affect on the outcome of the vote on this proposal.  Thus, a nominee for director may be elected even if the nominee receives votes from holders of less than a majority of shares represented at the meeting.

           Ratification of the appointment of the independent auditors and approval of the non-binding advisory proposal on executive compensation require the affirmative vote of a majority of those shares present in person or by proxy and entitled to vote at the meeting.  The non-binding advisory proposal on executive compensation is a non-routine matter; therefore, failure to provide instructions to your broker, bank or other nominee will result in a broker non-vote which will be disregarded as to the vote.

How Are Votes Counted?

Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the direction given therein.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “FOR” the election of each of the nominees for director in the Proxy Statement, “FOR” the approval of the non-binding advisory proposal on the compensation of the Corporation’s executive officers described in the Proxy Statement and “FOR” the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Should any other matters be properly presented at the Annual Meeting for consideration, such as consideration of a motion to adjourn the meeting to another time, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  The Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting.

For purposes of determining the outcome of any proposal, under New Jersey law, abstentions do not count as votes cast and, as such, will have no effect on the outcome of any proposal at the Annual Meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not have discretion to vote your shares and, therefore, such failure will result in broker non-votes and your shares will not be voted on any proposal though such shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Your broker, bank or other nominee has discretionary authority to vote your shares on the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, even if your broker, bank, trust or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote your shares on the election of each of the nominees for director in the Proxy Statement or the non-binding advisory proposal on executive compensation, if your broker, bank, trust or other nominee does not receive voting instructions from you.

How will the voting results be reported?

The results of the voting on the proposals will be reported at the Annual Meeting and will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

How Does The Board Recommend That I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation as to such proposal is set forth following the description of each proposal in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement, “FOR” the approval of a non-binding advisory proposal on the compensation of the Corporation’s executive officers described in this Proxy Statement and “FOR” the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Who Will Pay The Expenses Of Proxy Solicitation?

The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation.  Directors, officers and other employees of the Corporation may solicit proxies on behalf of the Corporation in person or by telephone, e-mail, facsimile or other electronic means.  These directors, officers and employees will not receive additional compensation for such services.  The Corporation will reimburse the reasonable expenses of brokerage firms and other custodians and nominees for sending proxy materials to, and obtaining proxies from, beneficial owners.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Corporation’s Certificate of Incorporation and its bylaws authorize a minimum of one and a maximum of twenty-five directors, but the exact number is fixed by resolution of the Board of Directors.  Mr. Abraham Van Wingerden retired from the Board of Directors effective May 18, 2010.  The Board is currently comprised of eleven directors divided into three classes.  One class is elected each year to serve a term of three years.  The directors elected at the Annual Meeting will serve for a term of three years through and until the Corporation’s annual meeting in May 2014, or until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

The director nominees, William C. Hanse, Margo Lane, Arie Leegwater and John L. Steen, have each consented to being named in this Proxy Statement and indicated to the Corporation that he or she will serve on the Board of Directors if elected.  The Corporation has no reason to believe that any of the nominees will be unable to stand for election.  Unless authority to vote for any of the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.  If, for any reason, any of the nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of Ms. Lane and Messrs. Hanse, Leegwater and Steen.

Directors and Nominees for Director

The following sets forth the names of our four nominees for election as directors and directors continuing to serve on our Board following the Annual Meeting; their ages; their principal occupation or employment for the past five years; the year in which each became a director of the Corporation and our wholly-owned subsidiary, Atlantic Stewardship Bank (the “Bank”); and the names of any public companies for which they serve on the Board of Directors. In addition, described below are each director nominee’s and director’s particular experience, qualifications, attributes and skills that has led the Board of Directors to conclude that the person should serve as a director of the Corporation.

Currently, each director of the Corporation is also a director of the Bank.  No director is also a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any company subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Nominees for Director for Terms Expiring in 2014

Name, Age and Position with Corporation	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
William C. Hanse, 76, Chairman	Mr. Hanse was appointed Chairman of the Board of both the Corporation and the Bank in November 2006. Since 1990, Mr. Hanse has been a partner of the law firm Hanse & Hanse. As a practicing attorney with 40 years of experience, and as a director and general counsel for the Bank for the past 26 years, Mr. Hanse brings a long history of legal expertise and business and banking knowledge to the Board of Directors.	1997	1985
Margo Lane, 60 Director
Currently Ms. Lane is employed as the sales and marketing manager for Collagen Matrix, Inc., a company that develops and markets medical device implants for tissue and organ repair and regeneration.  From 2003 to 2007, Ms. Lane served as the sales and marketing coordinator of PBI-Dansensor America Inc., a company that sells and services equipment for industrial instrumentation and process control.  In addition, Ms. Lane is active in community and local government in the Bank’s market area.

Ms. Lane’s business experience in corporate marketing and sales as well as in depth corporate and human resource knowledge enables her to provide valuable input as a member of the Board of Directors.
		1997	1994

Name, Age and Position with Corporation	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
Arie Leegwater, 77 Director
Since 1988, Mr. Leegwater has been the owner of Arie Leegwater Associates LLC, a general contracting company.  Since 2002, Arie Leegwater has been a partner in ARIEANJE LLC, a company engaged in owning and renting real estate.  Since 1993, Mr. Leegwater has been an arbitrator with the American Arbitration Association.  In addition, Mr. Leegwater serves on the board of a local non-profit health care facility.

Building his career as an engineer and more recently as an arbitrator for the construction industry, Mr. Leegwater brings a depth of relevant business experience to the Board of Directors.  Having served as a director since the inception of the Bank and previously serving as Chairman of the Board, allows Mr. Leegwater to provide a long history of banking knowledge and unique insight into the history of the Bank.
		1997	1985
John L. Steen, 73 Director
Since 1972, Mr. Steen has been the president of Steen Sales, Inc., a textile company.  From 1972 to 2009, Mr. Steen was president of Dutch Valley Throwing Co., a textile company.  Mr. Steen currently serves on the board of a non-profit nursing home and as president of their foundation.

Mr. Steen brings years of relevant experience as a business owner and operator to the Board of Directors and provides expertise in sales and marketing.  Mr. Steen has served as a director since the inception of the Bank and previously served as Vice Chairman of the Board, enabling him to impart a significant amount of banking knowledge and insight.
		1997	1985

Information With Respect to the Directors With Terms Expiring in 2013

Name, Age and Position with Corporation	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
Richard W. Culp, 58, Director	Since 2009 Mr. Culp has been an Executive Vice President with Pearson Education Company, the world's leading educational publisher. During 2008, Mr. Culp was the Chief Executive Officer of Epic Learning. From 1980 to 2007, Mr. Culp held various positions with Pearson / Prentice Hall, rising to President of the Pearson Prentice Hall School Division in 2002. Mr. Culp’s vast business experience allows him to provide in depth understanding of corporate strategic planning and human resource development as well as marketing and sales expertise to the Board of Directors.	2009	2009
Harold Dyer, 83 Director	From 1957 to 1981, Mr. Dyer was president of White Laundry, Inc., a laundry service company. Mr. Dyer is currently retired. Having operated a commercial laundry business prior to his retirement, Mr. Dyer is able to provide insight to the challenges faced by and needs of small business owners. Mr. Dyer’s service on the Board of Directors since its inception allows him to provide a long history of business and banking knowledge and unique insight into the history of the Bank.	1997	1985
Michael Westra, 45 Vice Chairman	Since 1991, Mr. Westra has been General Manager of Wayne Tile Company, an importer of tile and stone, providing wholesale and retail sales. In addition, Mr. Westra currently serves as a director of a local non-profit nursing home. Prior to joining Wayne Tile Company, Mr. Westra, as a certified public accountant, gained experience auditing national corporations. Mr. Westra brings in depth knowledge of generally accepted accounting and auditing standards to the Board of Directors and expertise in the local market area.	2005	2005
Howard R. Yeaton, 56 Director
Since 2003, Mr. Yeaton has been Managing Principal of Financial Consulting Strategies LLC, a firm providing strategic financial advice and services to emerging companies. Prior to establishing Financial Consulting Strategies LLC, Mr. Yeaton served in various leadership positions for an international public consumer products corporation.

Mr. Yeaton brings years of general business, managerial and financial expertise to the Board of Directors.  Also, as a certified public accountant, Mr. Yeaton provides in depth knowledge of generally accepted accounting and auditing standards to the Board of Directors.
		2005	2005

Information With Respect to the Directors With Terms Expiring in 2012

Name, Age and Position with Corporation	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
Robert Turner, 71, Secretary	From 1966 to 2002, Mr. Turner was the president of The Turner Group, an insurance brokerage company. Mr. Turner is currently retired. Mr. Turner brings years of experience in corporate management to the Board of Directors. Mr. Turner’s expertise in employee benefits and insurance products is a valuable asset to the Board of Directors.	1997	1985
William J. Vander Eems, 61 Director	Since 1973, Mr. Vander Eems has been the president of William Van Der Eems, Inc., a general contracting company. Mr. Vander Eems’ construction background, experience as a business owner, experience as an investor in real estate, and extensive business contacts provides the Board of Directors with general business, management, and real estate market expertise.	1997	1991
Paul Van Ostenbridge, 58 President, Chief Executive Officer and Director	Mr. Van Ostenbridge has served as President and Chief Executive Officer of the Corporation since 1997 and as President and Chief Executive Officer of the Bank since 1985. Mr. Van Ostenbridge’s years of service with the Corporation and the Bank allows him to provide the Board with a long history of business and banking knowledge. Mr. Van Ostenbridge serves on various charitable organizations and provides the Bank with a unique knowledge of the local market area.	1997	1985

Compensation of Directors

Cash Compensation.  Directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive fees of $2,000 per Board meeting attended, with the exception of the chairman who receives $3,000 per meeting attended.  Each member of the Audit Committee receives a fee of $450 for each Audit Committee meeting attended.  In addition, directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive a fee of $300 for all other committee meetings attended.

Stock-based Compensation.

The Corporation maintains three equity compensation plans for the benefit of its directors.

Directors are eligible to participate in a plan (the "Director Stock Plan") established by the Corporation pursuant to which a director can elect to receive payment of his or her Board of Directors’ fees in shares of Common Stock of the Corporation in lieu of cash.  Any director who elects to participate in the Director Stock Plan will receive payment of his or her Board of Directors' fees in such number of whole and fractional shares of the Corporation's Common Stock based on the Common Stock's price for shares purchased in the open market on the last business day of month for which the director has made an election under the Director Stock Plan.  Directors participating in the Director Stock Plan may withdraw from the plan at any time upon 10 days' notice.

The Corporation maintains the Stewardship Financial Corporation 2006 Stock Option Plan for Non-Employee Directors (the “2006 Non-Employee Plan”).  The 2006 Non-Employee Plan allows for the grant of options to purchase shares of Common Stock to non-employee directors of the Corporation.  Options vest in equal installments of 20% each year for five years.  Options expire on the earlier of the sixth anniversary of the date of the grant or May 15, 2012.  There were no options granted under the 2006 Non-Employee Plan during the year ended December 31, 2010.  As of March 21, 2011, options to purchase a total of 57,130 shares of Common Stock were outstanding under the 2006 Non-Employee Plan, of which all are currently exercisable or exercisable within 60 days of the Record Date.

 In 2010, the Board of Directors adopted and the shareholders approved the Stewardship Financial Corporation 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”).  The purpose of the 2010 Stock Incentive Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons.  No awards were made to directors during 2010 under the 2010 Stock Incentive Plan.

Director Compensation

The following table sets forth the information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors during 2010.

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($)	Total ($)
Richard W. Culp	25,800	- (b)	25,800
Harold Dyer	36,600	- (c)	36,600
William C. Hanse	41,400	- (d)	41,400
Margo Lane	28,200	- (e)	28,200
Arie Leegwater	32,400	- (f)	32,400
John L. Steen	33,000	- (g)	33,000
Robert J. Turner	26,200	- (h)	26,200
William J. Vander Eems	35,700	- (i)	35,700
Michael Westra	34,200	- (j)	34,200
Howard R. Yeaton	35,100	- (k)	35,100
Abraham Van Wingerden (l)	4,600	- (l)	4,600

(a)	Fees earned or paid in cash include all fees paid for monthly Board meetings, special meetings and all committee fees paid or earned during 2010.
(b)	Aggregate number of options outstanding at December 31, 2010 for Mr. Culp was 2,431.
(c)	Aggregate number of options outstanding at December 31, 2010 for Mr. Dyer was 6,078.
(d)	Aggregate number of options outstanding at December 31, 2010 for Mr. Hanse was 3,647.
(e)	Aggregate number of options outstanding at December 31, 2010 for Ms. Lane was 6,078.
(f)	Aggregate number of options outstanding at December 31, 2010 for Mr. Leegwater was 6,078.
(g)	Aggregate number of options outstanding at December 31, 2010 for Mr. Steen was 6,078.
(h)	Aggregate number of options outstanding at December 31, 2010 for Mr. Turner was 6,078.
(i)	Aggregate number of options outstanding at December 31, 2010 for Mr. Vander Eems was 6,078.
(j)	Aggregate number of options outstanding at December 31, 2010 for Mr. Westra was 4,862.
(k)	Aggregate number of options outstanding at December 31, 2010 for Mr. Yeaton was 6,078.
(l)	Mr. Van Wingerden retired from the Board of Directors effective May 18, 2010. Aggregate number of options outstanding at December 31, 2010 for Mr. Van Wingerden was 3,647.

CORPORATE GOVERNANCE

Board Leadership Structure and the Board’s Role in Risk Oversight

           Mr. Hanse has served as Chairman of the Board of Directors since November 2006.  Mr. Van Ostenbridge has served as President and Chief Executive Officer, as well as a director, since 1997.  The Board of Directors has determined that the separation of the offices of

Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his responsibilities of running the Corporation, expanding and strengthening the Corporation’s business and enhancing shareholder value, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

While management is responsible for the day-to-day management of risks the Corporation faces, the Board takes an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks.  The Board reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Audit Committee has responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting.  Each of the other Board committees also considers the risk within its area of responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees of the Board of Directors

During 2010, the Board of Directors had a standing Audit Committee, Nominating and Governance Committee and Compensation Committee.  The charters of the Audit Committee, Nominating and Governance Committee and Compensation Committee, as approved by the Board of Directors, can be found on our website at www.asbnow.com, in the “Investor Relations” section of the website, under the subsection titled “Governance Documents”.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Board has adopted a written charter setting out the functions of the Audit Committee.  The audit functions of the Audit Committee are to: (i) monitor the integrity of the Corporation’s financial reporting process and systems of internal controls; (ii) select, evaluate and provide oversight of the auditors to include the monitoring of the independence and performance of the Corporation’s independent external audit and internal audit functions; (iii) provide oversight of the annual audit and quarterly reviews; and (iv) encourage the adherence to, and continuous improvement of, the Corporation’s policies, procedures and practices at all levels.  The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Corporation and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of its analysis of the regulatory reports.  In addition, the Audit Committee receives reports directly from the Corporation’s internal auditors and recommends any action to be taken in connection therewith.

In 2010, the Audit Committee consisted of Directors Yeaton (Chairman), Dyer, Steen and Westra.  The Board of Directors has determined that all four members of the Audit Committee satisfy the independence and financial literacy requirements of the Nasdaq Stock Market (“Nasdaq”) and that Messrs. Yeaton and Westra, both of whom are independent, qualify as “audit committee financial experts” as defined in the applicable SEC rules.

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board of Directors to identify and recommend to the Board individuals qualified to serve as directors of the Corporation and to advise the Board with respect to the Board composition and nominating procedures.  The Board has adopted a written charter setting out the functions of the Nominating and Governance Committee.  In 2010, the Nominating and Governance Committee consisted of Directors Steen (Chairman), Hanse, Leegwater and Vander Eems.

The Nominating and Governance Committee has adopted a procedure to consider recommendations for directorships submitted by shareholders holding at least 20% of our outstanding shares for a period of at least four years.  Shareholders meeting these requirements, who wish the Nominating Committee to consider their recommendations for nominees for the position of director, should submit their recommendations in writing in care of the Secretary of the Corporation, Robert J. Turner, Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.  Recommendations by shareholders meeting the share ownership requirements and that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Governance Committee.

In its assessment of each potential candidate, the Nominating and Governance Committee will review the nominee’s judgment, experience, independence, understanding of the Corporation’s or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board.  The Nominating and Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by directors, members of management, qualifying shareholders or, in some cases, by a third party firm.  The Corporation has not hired a third party firm to serve this function.  In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Governance Committee considers, in addition to the requirements set out in the Nominating and Governance Committee’s charter, quality of experience, the needs of the Corporation and the range of talent and experience represented on the Board.  The current nominees for director were recommended for nomination by independent directors of the Corporation.

Diversity is one of many factors that the Nominating and Governance Committee’s charter requires to be considered when evaluating candidates.  To assess the effectiveness of the mandate set forth in the Nominating and Governance Committee’s charter, the Nominating and Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to oversee the Corporation’s and the Bank’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; and to produce a Committee report on executive compensation as required by the SEC to be included in the Corporation’s annual proxy statement.  The Board has adopted a written charter setting out the functions of the Compensation Committee.  In 2010, the Compensation Committee consisted of Directors Turner (Chairman), Culp, Lane, Steen and Vander Eems.

Independence of Directors

The Board of Directors has adopted standards for director independence, which incorporate the definition of “independent” contained in the Nasdaq Stock Market listing rules.  Based on the information furnished by the directors, the Board has affirmatively determined that all of the directors, with the exception of Director Van Ostenbridge (who is a full-time employee of the Corporation, serving as our President and Chief Executive Officer), currently meet the definition of “independent”.  Former director Mr. Van Wingerden was an “independent” director as well. All of the members of the Board’s Audit Committee, Nominating and Governance Committee and Compensation Committee are independent directors.

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis each month to review significant developments, financial, investment, and lending performance and to act on those matters that require Board approval.  It holds special meetings as circumstances require.  Independent directors hold executive session meetings on a quarterly basis.  The Board of Directors of the Corporation held 12 meetings during 2010.  In addition, the Board held three meetings to provide for director development and supplemental discussions in areas such as compliance, annual budgeting process and strategic planning.  The Audit Committee and Compensation Committee met seven and four times, respectively, during 2010.  The Nominating and Governance Committee met once in 2010.  All of the directors of the Corporation attended at least 75% of the total number of Board meetings held during 2010.  In addition, each director who is a member of a committee of the Board of Directors attended at least 75% of the meetings for each committee of which he or she is a member.  Each director of the Corporation is also a director of the Bank.  The committees of the Corporation and the Bank generally appoint their respective members and chairman for each fiscal year during a Board meeting held in the second quarter of that year.

The Corporation expects all directors to attend the Annual Meeting of Shareholders.  All Directors attended the 2010 Annual Meeting.

Communications with the Board of Directors

Shareholders are invited to contact the directors by writing to the Secretary of the Corporation, Robert J. Turner, at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.  These communications are not screened.

Code of Conduct

The Corporation has adopted a Code of Ethical Conduct that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, senior financial officers or persons performing similar functions.  Our Code of Ethical Conduct is posted on our website at http://www.asbnow.com in the section headed “Investor Relations” under the caption “Governance Documents.”  We will provide to any person without charge upon request a copy of our Code of Ethical Conduct.  Requests for a copy of our Code of Ethical Conduct should be made to our Secretary at 630 Godwin Avenue, Midland Park, New Jersey  07432-1405.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are independent and no member of the Compensation Committee has served as an officer or employee of the Corporation or the Bank.  None of the members of our Compensation Committee serves as an executive officer of another entity at which one of our executive officers serves as a member of the Board of Directors.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”).  Under the Stimulus Act, companies that participate in any assistance program administered by the United States Department of the Treasury, including the Capital Purchase Program (“CPP”) under the Troubled Assets Relief Program (“TARP”), are required to provide its shareholders with the opportunity to vote on a non-binding advisory proposal to approve the compensation of its executives as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC.  The Corporation completed its transaction with the U.S. Treasury under the CPP on January 30, 2009 effecting the sale of the Corporation’s preferred stock and a warrant to purchase up to 133,475 shares of the Corporation’s Common Stock to the U.S. Treasury for $10 million.  Accordingly, the Corporation’s shareholders are entitled to cast a non-binding advisory vote on the compensation of the Corporation’s executive officers.  This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program and policies through your vote.

The proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the shareholders approve the overall executive compensation of the Corporation’s executive officers as described in this Proxy Statement, including the tabular disclosure regarding the Corporation’s executive officers contained herein.”

As provided under the Stimulus Act, this vote is advisory and will not be binding upon the Board of Directors.  It should not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty on the Board nor will it affect any compensation paid or awarded to any executive.  However, the Compensation Committee will review and consider the outcome of the vote on this proposal and will take this into account when considering future executive compensation arrangements.

The Board of Directors recommends that the shareholders vote “FOR” the advisory proposal set forth above.

Report of the Compensation Committee

The Role of the Compensation Committee

The Compensation Committee of the Board is charged with the responsibility to review the goals and objectives of the Corporation’s executive compensation plans and to review and determine the compensation of the Chief Executive Officer, all senior executive officers and all directors in each case on an annual basis.  The Committee reviews at least annually the goals and objectives of the Corporation’s general compensation plans and other employee benefit plans including incentive compensation and equity-based plans.

The Compensation Committee is also responsible for ensuring that the Corporation’s executive compensation and employee compensation plans comply with standards established by the Stimulus Act and the regulations promulgated by the U.S. Treasury pursuant to the Stimulus Act.   In accordance with the Stimulus Act and related regulations, at least every six months, the Compensation Committee discusses, reviews and evaluates with the Corporation’s senior risk officer and other executive officers the executive compensation plans and employee compensation plans for purposes of ensuring that the executive compensation plans do not encourage unnecessary and excessive risk-taking by executive officers and to identify and eliminate any employee compensation plan features that would pose unnecessary risks to the Corporation such as features that would encourage an employee to manipulate reported earnings of the Corporation in order to enhance such employee’s own compensation.  Equity awards to our executive and non-executive employees under the Corporation’s 1995 Stock Option Plan have time vested over several years.  We expect that equity awards granted under the Corporation’s 2010 Stock Incentive Plan will also time vest over several  years.  Cash bonuses to executive and non-executive employees under the Corporation’s noncontributory profit sharing plan based on the earnings performance of the Corporation are time-vested over a five-year period.  Cash bonuses to executives are at the discretion of the Board of Directors.  The Compensation Committee has not identified any features in our compensation plans covering our executive and non-executive employees that either encourage unnecessary and excessive risk-taking or expose the Corporation to unnecessary risks.

Executive Compensation Policy

The Corporation’s policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Corporation, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive’s performance.  “Fair and adequate compensation” is established after careful review of: (i) the Corporation’s earnings; (ii) the Corporation’s performance as compared to other companies of similar size and market area; and (iii) a comparison of what the market demands for compensation of similarly situated and experienced executives.

Total compensation takes into consideration a mix of base salary, bonus, perquisites, stock options and/or other stock awards.  The particular mix is established in order to competitively attract competent professionals, retain those professionals and reward extraordinary achievement.  The Board of Directors also considers net income for the year and earnings per share of the Corporation and the Bank before finalizing officer compensation increases for the coming year. In late 2010 the Compensation Committee engaged McLagan, a compensation consultant, to conduct a review of executive compensation and assist in the design and implementation of the Corporation's equity compensation plans and programs.

Based upon our current levels of compensation, the Corporation is not affected by the provisions of the Internal Revenue Code of 1984, as amended (the “Code”), that limit the deductibility to a corporation of compensation in excess of $1,000,000 paid to certain executive officers, nor the amount as reduced to $500,000 as a result of our participation in the TARP.  Thus, the Corporation has no policy regarding that subject.

Base Salary. The Board of Directors of the Corporation, under recommendations from the Compensation Committee, bears the responsibility for establishing base salary.  Salary is minimum compensation for any particular position and is not tied to any performance formula or standard.  To establish salary, the following criteria are used: (i) position description; (ii) direct responsibility assumed; (iii) comparative studies of peer group compensation (additional weight is given to local factors as opposed to national averages); (iv) earnings performance of the Corporation resulting in availability of funds; and (v) competitive level of salary to be maintained to attract and retain qualified and experienced executives.

Long-term Incentive Compensation.  Long-term incentive compensation has consisted of awards under the Stewardship Financial Corporation 1995 Stock Option Plan (the “1995 Stock Option Plan”).  Recommendations for stock option awards were made by the Compensation Committee, which then made recommendations to the entire Board of Directors for final action.  The Compensation Committee met to evaluate meritorious performance of all officers and employees for consideration to receive stock options.

In previous years, the Compensation Committee has made awards based upon the following criteria: (i) position of the officer or employee in the Corporation; (ii) the benefit that the Corporation had derived as a result of the efforts of the award candidate under consideration; and (iii) the Corporation’s desire to encourage long-term employment of the award candidate.

While there are still unexercised options outstanding under the 1995 Stock Option Plan, under the terms of the 1995 Stock Option Plan no additional options may be awarded under the plan.

In 2010, the Board of Directors adopted and the shareholders approved the 2010 Stock Incentive Plan.  As noted previously, the purpose of the 2010 Stock Incentive Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons.  No awards were made to employees during 2010 under the 2010 Stock Incentive Plan.

Profit Sharing Plan and 401(k) Plan.  The Corporation has a noncontributory profit sharing plan which covers all eligible employees.  Employees are considered eligible if they have been employed for one full year and have worked a minimum of 1,000 hours that year.  Balances vest 20% per year for five years.  Contributions are determined by the Corporation’s Board of Directors based on the earnings performance of the Corporation.  Contributions are allocated to eligible employees based on their salary level.

The Corporation also maintains a 401(k) plan which covers all eligible employees.  Participants may elect to contribute up to 100% of their salaries, not to exceed the applicable limitations as per the Code.  The Corporation, on an annual basis, may elect to match 50% of the participant’s first 5% contribution.

Benefits, Perquisites and Other Personal Benefits.  The executive officers participate in employee benefit programs available to other employees.  Perquisites, such as automobile allowances and their related expenses and auxiliary insurance benefits, which the Board of Directors of the Corporation may approve from time to time, are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

The Stimulus Act includes various provisions that apply to compensation arrangements at financial institutions that participate in the TARP, including the CPP.  In accordance with the Stimulus Act, the U.S. Treasury has promulgated regulations establishing standards for executive compensation for participants in the TARP, including the CPP.  These regulations include a prohibition on making any severance payment to a named executive officer or any of the next five most highly compensated employees and a prohibition on paying or accruing any bonus, retention award or incentive compensation to, in the case of the Corporation, our Chief Executive Officer, other than certain restricted stock awards.  Moreover, any bonuses paid to the other named executive officers and the next twenty most highly compensated employees must be subject to recovery or “clawback” if paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.  The Corporation must comply with these executive compensation standards during the period in which the preferred stock issued to the U.S. Treasury remains outstanding.  The Compensation Committee has reviewed the elements of compensation for the named executive officers and determined that, at this time, no change to the manner in which we currently compensate the named executive officers is necessary in order to comply with the Stimulus Act and the regulations establishing executive compensation standards for TARP participants.  The Compensation Committee will continue to review the Corporation’s compensation program and policies to insure compliance with the Stimulus Act and the regulations promulgated by the U.S. Treasury pursuant to the Stimulus Act.

The Corporation has adopted an Excessive or Luxury Expenditures Policy, a copy of which can be found on our website at www.asbnow.com, in the “Investor Relations” section of the website, under the subsection titled “Governance Documents”, which establishes standards concerning expenditures that may be deemed excessive and in contravention of the Corporation’s duties and obligations as a TARP recipient.  The policy describes the types of expenditures that are prohibited by the Corporation and those expenditures that require prior approval.  Pre-approval of expenditures must be handled in the manner described in the policy.

Submitted by:

Compensation Committee
Robert J. Turner, Chairperson
Richard W. Culp
Margo Lane
John Steen
William J. Vander Eems

SENIOR EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
Paul Van Ostenbridge	58	President and Chief Executive Officer
Claire M. Chadwick	50	Senior Vice President and Chief Financial Officer
John W. Hain, Sr.	60	Senior Vice President and Senior Commercial Loan Manager
Julie E. Holland	51	Senior Vice President, Chief Risk Officer and Treasurer
Robert C. Vliet	47	Senior Vice President and Consumer Loan Manager

Executive officers are not appointed for fixed terms.  Biographical information for our current executive officers who are not also directors follows.

Claire M. Chadwick, age 50, joined the Corporation in 2008 as Senior Vice President and Chief Financial Officer.  Prior to her appointment as Chief Financial Officer of the Corporation and the Bank, Ms. Chadwick held various senior financial management positions for Penn Federal Savings Bank from July 1994 through 2007.

John W. Hain, Sr. age 60, joined the Corporation in 2009 as Senior Vice President and Senior Commercial Loan Manager.  Prior to joining the Corporation, Mr. Hain was Vice President, Commercial Loan Officer for Susquehanna Bancshares, Inc. from November 2008 to July 2009.  From September 2006 through August 2008 and from August 2001 through September 2006, Mr. Hain held various management positions with Financial Resources F.C.U and Roma Bank, respectively, including Senior Vice President & Chief Lending Officer at both institutions.

Julie E. Holland, age 51, was promoted to Chief Risk Officer in 2008.  Ms. Holland has served as Senior Vice President and Treasurer of the Corporation since 2005 and was Vice President and Treasurer of the Corporation from 1997 until 2005.   Ms. Holland joined the Bank in 1994 and has been Senior Vice President and Treasurer since 2005 and was Vice President and Treasurer of the Bank from 1997 until 2005.

Robert C. Vliet, age 47, joined the Corporation in 2005 as Vice President and Consumer Loan Manager of the Bank and assumed the position of Senior Vice President and Consumer Loan Manager of the Bank in 2007 and of the Corporation in February 2009.  Prior to joining the Corporation, Mr. Vliet held various senior management positions with Valley National Bank from November 1996 through 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

This table sets forth information regarding the elements of the compensation of our President and Chief Executive Officer and our four most highly compensated executive officers other than our President and Chief Executive Officer (collectively, the “named executive officers”) for fiscal years 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Non- Equity Incentive Plan Compen- sation ($) (a)	All Other Compen- sation ($)	Total ($)

Paul Van Ostenbridge President and Chief Executive Officer	2010 2009	271,338 271,341	- -	24,542(b) 37,265(c)	295,880 308,606

Claire M. Chadwick Senior Vice President and Chief Financial Officer	2010 2009	138,079 128,600	400 400	16,644(d) 15,233(e)	155,123 144,233

John W. Hain, Sr. Senior Vice President and Senior Commercial Loan Manager (f)	2010 2009	136,512 52,223	400 300	9,204(g) 1,762(h)	146,116 54,285

Julie E. Holland Senior Vice President, Chief Risk Officer and Treasurer	2010 2009	126,629 125,929	400 400	8,377(i) 14,165(j)	135,406 140,494

Robert C. Vliet Senior Vice President and Consumer Loan Manager	2010 2009	127,425 125,764	400 400	16,214(k) 22,086(l)	144,039 148,250

(a)	Consists of bonuses accrued during the years reported, which were paid in the first quarter of the subsequent years.
(b)
The amounts disclosed for Mr. Van Ostenbridge for fiscal 2010 include 401(k) plan contributions of $6,777, life insurance and long-term disability and care premiums of $3,327, medical and vision insurance contributions of $8,652 and the imputed value of the car allowance of $5,786.

(c)
The amounts disclosed for Mr. Van Ostenbridge for fiscal year 2009 include 401(k) plan contributions of $6,626, profit sharing contributions of $12,015, life insurance and long-term disability and care premiums of $3,085, medical and vision insurance contributions of $8,073 and the imputed value of the car allowance of $7,466.

(d)
The amounts disclosed for Ms. Chadwick for fiscal 2010 include 401(k) plan contributions of $3,435, life insurance and long-term disability and care premiums of $1,353 and medical insurance contributions of $11,856.

(e)
The amounts disclosed for Ms. Chadwick for fiscal 2009 include 401(k) plan contributions of $2,462, life insurance and long-term disability and care premiums of $928 and medical insurance contributions of $11,843.

(f)	Mr. Hain assumed his position with the Bank and the Corporation on August 3, 2009.
(g)
The amounts disclosed for Mr. Hain for fiscal 2010 include 401(k) plan contributions of $2,513, life insurance and long-term disability and care premiums of $2,711 and medical insurance contributions of $3,980.

(h)
The amounts disclosed for Mr. Hain for fiscal 2009 include 401(k) plan contributions of $312, life insurance and long-term disability and care premiums of $526 and medical insurance contributions of $924.

(i)
The amounts disclosed for Ms. Holland for fiscal 2010 include 401(k) plan contributions of $3,168, life insurance and long-term disability and care premiums of $1,315 and medical insurance contributions of $3,894.

(j)
The amounts disclosed for Ms. Holland for fiscal 2009 include 401(k) plan contributions of $3,010, profit sharing contributions of $6,195, life insurance and long-term disability and care premiums of $1,142 and medical insurance contributions of $3,818.

(k)
The amounts disclosed for Mr. Vliet for fiscal 2010 include 401(k) plan contributions of $3,149, life insurance and long-term disability premiums of $1,059 and medical insurance contributions of $12,006.

(l)
The amounts disclosed for Mr. Vliet for fiscal 2009 include 401(k) plan contributions of $3,005, profit sharing contributions of $6,187, life insurance and long-term disability premiums of $906 and medical insurance contributions of $11,988.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information as to unexercised stock options held by the named executive officers at December 31, 2010.  None of the named executive officers has unvested stock or unvested options to purchase stock.  None of the named executive officers received an equity incentive plan award in fiscal year 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Paul Van Ostenbridge President and Chief Executive Officer	1,876	11.19	07-15-13
Claire M. Chadwick Senior Vice President and Chief Financial Officer	-	-	-
John W. Hain, Sr. Senior Vice President and Senior Commercial Loan Manager	-	-	-
Julie E. Holland Senior Vice President, Chief Risk Officer and Treasurer	938	11.19	07-15-13
Robert C. Vliet Senior Vice President and Consumer Loan Manager	-	-	-

Options Exercised and Stock Vested

During fiscal year 2010, 6,515 stock options were exercised by Mr. Van Ostenbridge and 1,628 stock options were exercised by Ms. Holland, both at an average exercise price of $5.83.  No stock awards vested during fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made loans to its directors and executive officers and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans.  These loans have all been made in the ordinary course of banking business and, in compliance with Federal Reserve Bank Regulation O, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

During 2010, the Bank and its residential and commercial mortgage customers paid $141,371 for legal services to the law firm of Hanse and Hanse whose partner is Mr. Hanse, a director of the Corporation.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Corporation’s Common Stock as of March 21, 2011, by (i) each person who is known by the Corporation to own beneficially more than 5% of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each named executive officer of the Corporation named in the Summary Compensation Table and (iv) all directors and executive officers of the Corporation as a group.  Other than as set forth in this table, the Corporation is not aware of any individual or group, which holds in excess of 5% of the outstanding Common Stock.  The percentage of beneficial ownership is based on 5,850,473 shares of Common Stock outstanding as of March 21, 2011.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class
Abraham Van Wingerden (former Director) (3)	303,786	5.19%

Richard W. Culp, Director (4)	10,545	*
Harold Dyer, Director (5)	46,534	*
William C. Hanse, Chairman of the Board (6)	136,655	2.33%
Margo Lane, Director (7)	68,238	1.17%
Arie Leegwater, Director (8)	62,508	1.07%
John L. Steen, Director (9)	114,157	1.95%
Robert J. Turner, Secretary (10)	178,685	3.05%
William J. Vander Eems, Director (11)	211,866	3.62%
Paul Van Ostenbridge, President, Chief Executive Officer and Director (12)	63,131	1.08%
Michael Westra, Vice Chairman (13)	21,529	*
Howard R. Yeaton, Director (14)	16,424	*
Claire M. Chadwick, Senior Vice President and Chief Financial Officer	885	*
John W. Hain, Sr., Senior Vice President and Senior Commercial Loan Manager	441	*
Julie E. Holland, Senior Vice President, Chief Risk Officer and Treasurer (15)	22,536	*
Robert C. Vliet, Senior Vice President and Consumer Loan Manager (16)	6,386	*
Directors and Executive Officers of the Corporation and Bank as a group (15 persons)	960,520	16.26%

*    Indicates less than 1% of the outstanding shares of the Corporation’s Common Stock.

(1)   Unless otherwise noted, the address of each beneficial owner is c/o Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

(2)   Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  They also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) if the named person has the right to acquire such shares within 60 days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Corporation’s Dividend Reinvestment Plan.

(3)  Includes 234,047 shares held jointly by Mr. Van Wingerden and his spouse and 3,647 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(4)   Includes 2,431 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(5)   Includes 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(6)   Includes 30,462 shares held jointly by Mr. Hanse and his spouse; 12,124 shares held by Mr. Hanse’s spouse in her own name; and 3,647 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.  Mr. Hanse disclaims beneficial ownership of the Common Stock held by his spouse.

(7)   Includes 15,351 shares held jointly by Ms. Lane and her spouse; 1,040 shares held by Ms. Lane’s spouse as custodian for their children; and 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.  Ms. Lane disclaims beneficial ownership of the Common Stock held by her spouse.

(8)   Includes 13,654 shares held jointly by Mr. Leegwater and his spouse; 26,767 shares held by trusts of which Mr. Leegwater and his spouse are trustees; and 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(9)   Includes 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(10)   Includes 34,317 shares held jointly by Mr. Turner and his spouse; 4,453 shares held by Mr. Turner’s spouse in her own name; and 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.  Mr. Turner disclaims beneficial ownership of the Common Stock held by his spouse.

(11)   Includes 46,476 shares held by Mr. Vander Eem’s spouse in her own name and 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.  Mr. Vander Eems disclaims beneficial ownership of the Common Stock held by his spouse.

(12)  Includes 3,345 shares held by Mr. Van Ostenbridge’s spouse in her name; and 1,876 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.  Mr. Van Ostenbridge disclaims beneficial ownership of the Common Stock held by his spouse.

(13)  Includes 4,862 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(14)  Includes 426 shares held jointly by Mr. Yeaton and his spouse and 6,077 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(15)  Includes 938 shares issuable upon exercise of stock options exercisable within 60 days of March 21, 2011.

(16)  Includes 3,417 shares held jointly by Mr. Vliet and his spouse.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EXISTING EQUITY COMPENSATION PLANS

We currently maintain the Director Stock Plan, the 1995 Stock Option Plan, the 2006 Non-Employee Plan, and the 2010 Stock Incentive Plan, pursuant to which we have made equity compensation available to eligible persons.

The following table provides information with respect to the equity securities that are authorized for issuance under our compensation plans as of December 31, 2010:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	64,728	$11.04	418,727
Equity compensation plans not approved by security holders	-	-	549,622
Total	64,728	$11.04	1,018,349

The only equity compensation plan not approved by the Corporations shareholders is the Director Stock Plan.  The Director Stock Plan permits members of the Board of Directors to receive payment of any monthly Board of Directors’ fee in shares of the Corporation’s common stock, rather than in cash.  The Corporation purchased 3,404 shares of the Corporation’s common stock in the open market during 2010 for the benefit of the Director Stock Plan.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Corporation’s financial reporting process.  We meet with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee.  We also meet with management periodically to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting.  We discuss these matters with the independent auditors, internal auditors and appropriate financial personnel of the Corporation.

The directors who serve on the committee are all “independent” for the purposes of Rule 5605(a)(2) of the Nasdaq’s listing standards.  That is, the Board of Directors has determined that none of us has a relationship with the Corporation and the Bank that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Corporation.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls.  The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

This year, we reviewed the Corporation’s audited financial statements and met with both management and Crowe Horwath LLP, the Corporation’s independent registered public accounting firm, to discuss those financial statements.  Management and the independent auditor have represented to us that the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

We have received from and discussed with Crowe Horwath LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with Crowe Horwath LLP the independence of Crowe Horwath LLP.  We also discussed with Crowe Horwath LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, we recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by:

Audit Committee
Howard R. Yeaton, CPA, Chairman
Harold Dyer
John L. Steen
Michael Westra, CPA

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2011.  Crowe Horwath LLP has served as the independent registered public accounting firm for the Corporation and the Bank since December 31, 2006.  Although the appointment of auditors is not required to be submitted to a vote of shareholders, the Board of Directors believes that it is appropriate as a matter of policy to request the shareholders to ratify the appointment.  If the shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and the Board of Directors will reconsider the appointment.  It is expected that a representative of Crowe Horwath LLP will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of the auditors.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Fees Billed by our Independent Registered Public Accounting Firm During Fiscal Year 2010 and Fiscal Year 2009.

Aggregate fees for the fiscal years ended December 31, 2010 and December 31, 2009, billed by the Corporation’s independent registered public accounting firm, Crowe Horwath LLP were as follows:

	2010	2009
Audit Fees	$107,500	$125,000
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All other Fees	$5,000	$-

The $5,000 relates to work performed in conjunction with the Dividend Reinvestment Plan Registration Statement on Form S-3 and with the 2010 Stock Incentive Plan Current Report on Form 8-K.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may pre-approve particular services on a case-by-case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  All audit and permissible non-audit services provided by Crowe Horwath LLP to the Corporation for the fiscal years ended 2010 and 2009, respectively, were approved by the Audit Committee.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2010, all filing requirements applicable to its officers, directors and greater than 10% shareholders were timely met except for Richard W. Culp (1 late Form 4 filing which was 2 days late to report a stock purchase) and Abraham Van Wingerden (1 late From 4 filing which was 1 day late to report a stock purchase from the Director Stock Plan).

ANNUAL REPORT ON FORM 10-K

The Corporation will furnish without charge its annual report on Form 10-K upon written request to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals to be included in the Corporation’s proxy materials for its 2012 annual meeting must submit such proposals to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405 by December 5, 2011.  For any proposal that is not submitted for inclusion in next year’s proxy materials, but is instead sought to be presented directly at the 2011 Annual Meeting, SEC rules permit the Corporation to exercise discretionary voting authority to the extent conferred by proxy if the Corporation: (1)  receives notice of the proposal before February 18, 2012 and advises shareholders in the Corporation’s 2012 proxy statement of the nature of the proposal and how management intends to vote on such matter or (2) does not receive notice of the proposal before February 18, 2012.  Notices of intention to present proposals at the Corporation’s 2012 annual meeting of shareholders should be submitted to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting; however, in the event such other matters come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

PROXY

STEWARDSHIP FINANCIAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2011

The undersigned hereby appoints Shanti Jost, Roger Steiginga and David Visbeen, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Stewardship Financial Corporation (the “Corporation”), to be held at the Christian Health Care Center, Mountain Avenue entrance, Wyckoff, New Jersey 07481, on May 16, 2011, at 7:00 p.m., or any adjournment thereof, and to vote the number of shares of Common Stock of the Corporation that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.           To elect the following nominees for election as directors:
William C. Hanse
Margo Lane
Arie Leegwater
John L. Steen

❒ FOR
❒ WITHHOLD
❒ FOR ALL EXCEPT
(To withhold authority to vote for an individual nominee, mark “For All Except” and write the nominee’s name on the line provided below) ________________________________

2.	To consider and approve a non-binding advisory proposal on the compensation of the Corporation’s executive officers described in the attached Proxy Statement.

❒ FOR
❒ AGAINST
❒ ABSTAIN

3.	To ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

❒ FOR
❒ AGAINST
❒ ABSTAIN

The Proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the proposal set forth above.  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited by the Board of Directors of the Corporation.

When shares are held by two or more persons as joint tenants, both or all should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED: ________________	____________________________ ____________________________ ____________________________ ____________________________ Signature